UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Aura Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number

10541 Ashdale Avenue, Stanton, CA	90680
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed on February 1, 2017 (the “Prior Report”), the Registrant has entered entered into a Sino-Foreign Cooperative Joint Venture Contract (the “JV Agreement”) with Jiangsu AoLunTe Electrical Machinery Industrial Co., Ltd. (“AoLunTe”) pursuant to which the parties will establish a joint venture company (the “JV”) for the purposes of manufacturing and distributing certain mobile power products based on the Registrant’s patented, integrated, mobile power generator and power management system that installs in a motor vehicle and deliver, on-location, both AC and DC electricity for any end user, as well as such other products as may be agreed upon from time to time between Registrant and the JV , in the People’s Republic of China (“PRC”). Contributions by Registrant and AoLunTe to the JV are conditioned upon the issuance of approval for the establishment of the JV by the applicable PRC governmental authorities and the issuance of a business license to the JV which authorizes the full business scope of the JV, and in each instance the approval by Registrant and AoLunTe of any changes required to the JV Agreement, Articles of Association of business scope of the JV.

Registrant was advised on March 7, 2017 by AoLunTe that each applicable governmental authority of the People’s Republic of China “PRC”) has approved the establishment of the JV and that a business license is being issued to the JV. It is Registrant’s understanding that no material changes were required to the JV Agreement, Articles of Association of business scope of the JV.

For purposes of the JV Agreement, the “Establishment Date” is the first business day after receipt of the certificate of approval issued by the PRC governmental authority responsible for approving the JV Agreement and the Articles of Association of the JV. Registrant expects the certificate of approval to be issued within the next ten (10) days.

Pursuant to the JV Agreement, AoLunTe will contribute the RMB equivalent of $500,000 in cash within 30 days after the Establishment Date, and also will contribute tangible and intangible assets (including but not limited to equipment, land and facilities of the site for the JV) not later than 180 days after the Establishment Date valued at 9.25 million in US dollars. Registrant will contribute the RMB equivalent of $250,000 in US dollars within 45 days after the Establishment Date, as well as an exclusive, non-assignable, and royalty-free license in the PRC to use Registrant’s intellectual property with respect to the Selected Mobile Power Products in the form attached to the JV Agreement.

AoLunTe is obligated by the JV Agreement to purchase from Registrant $1,250,000 of product, payable in four payments after the Establishment Date in the amounts of $500,000, $250,000, $250,000, and $250,000. The fourth payment will be offset against a prior advance for products paid by AoLunTe to Aura.

A copy of the JV Agreement was attached as Exhibit 10.1 to the Prior Report.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events.

The Registrant currently is delinquent in filing its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and consequently neither the narrative nor the financial information contained in the most recent such reports should be relied upon as presenting a materially accurate description of the current business or financial condition of the Registrant. The Registrant will seek to become current in its filings with the Securities and Exchange Commission as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.
(Registrant)

Date: March 9, 2017

	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer
Chief Financial Officer